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PROXY SOLICITED BY THE BOARD OF DIRECTORS                   Exhibit 99.2
                     FIRST COMMERCIAL BANCORP, INC.

              SPECIAL MEETING OF STOCKHOLDERS JANUARY 22, 1998


The undersigned hereby appoints DONALD W. WILLIAMS and JAMES E. CULLETON , and each of them, proxies, with full power of substitution and revocation, to vote the shares of Common Stock of First Commercial Bancorp, Inc. (the "COMPANY"), which the undersigned is entitled to vote at the Special Meeting of Stockholders scheduled to occur on January 22, 1998 , and at any adjournment(s) thereof (the "MEETING"), with all the powers the undersigned would possess if personally present, including authority to vote on the matters stated below in the manner directed and upon any other matter which may properly come before the Meeting in such manner as the proxies may in their discretion determine. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting or any adjournment thereof.


      Item 1. Approval and adoption of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and between the Company and First Banks
America, Inc., a Delaware corporation ("FBA"). If the Merger Agreement is approved by the stockholders of the Company and FBA, the Company will be merged (the "MERGER") with and into FBA. Upon consummation of the Merger, each outstanding share of the Company s common stock, par value $1.25 per share, and other than shares held by stockholders of the Company who exercise their appraisal rights under the General Corporation Law of the State of Delaware, will be converted into the right to receive, 0.8888 shares of FBA Class A Common Stock, par value $0.15 per share, with cash in lieu of fractional shares.

      _____     FOR           _____ AGAINST           _____ ABSTAIN


             CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

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THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ABOVE AND IN THEIR DISCRETION
ON ALL OTHER MATTERS COMING BEFORE THE MEETING. EXCEPT AS SPECIFIED TO THE CONTRARY ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MATTER REPRESENTED IN ITEM 1 ABOVE.

PLEASE  PROMPTLY MARK, SIGN, DATE AND     DATED __________________, 199_
RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


                                     ---------------------------------
                                                 Signature



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             Signature


                                    Sign exactly as name appears at left.
                                    Where stock is issued in two or more
                                    names, all should sign.  If signing as
                                    attorney, administrator, executor,
                                    trustee, guardian, or other fiduciary,
                                    give full title as such.  A corporation
                                    should sign by authorized officer and
                                    affix seal. If this Proxy is executed by two or more persons or entities it shall pertain to all shares of common stock of the Company held in the individual name of each person or entity as well as all shares of common stock of the Company held in joint name by any two or more such persons or entities.


[THE ABOVE TEXT TO APPEAR AS REVERSE OF PROXY, BELOW PERFORATION]